EXHIBIT 10.3

RESIGNATION

To the Board of Directors of
Accelerated Acquisitions XVI, Inc.
a Delaware corporation

The undersigned, being an officer and director of the above-named corporation, does hereby resign from President, Secretary, Treasurer, and shall remain a director of the corporation.

Said resignation is contingent and expressly conditioned upon (a) the sale of 23,350,000 shares of the Company’s common shares to Sole Comfort Shoes, Inc. and (b) the appointment of successor directors and officers of the corporation.

Said resignation shall be effective on the date of the Closing of the transaction contemplated by the Subscription Agreements between the Company and Sole Comfort Shoes, Inc.

Dated as of July 23, 2012

       /s/Timothy Neher
       Timothy Neher